SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by the Registrant

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Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

TVI Corporation

(Name of Registrant as Specified in its Charter)

Allen E. Bender

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

DEFC 14A Additional Information – Internet Postings

The following additional information is provided relating to three postings made by me on the Internet.

On May 7, 2008, May 23, 2008, and on June 5, 2008 I posted comments on the TVI Message Board of Yahoo.com. All messages were posted under the alias of “straightarrow95”.

The following message under the subject “Preliminary Opposition Proxy Solicitation” was posted on the Yahoo Message Board on May 7, 2008.

Note to TVI Investors: I have filed a Preliminary Opposition Proxy Solicitation with the SEC in connection with the forthcoming Annual Meeting. You may download and view the filing from the SEC website by clicking on the following link: http://www.sec.gov/Archives/edgar/data/3http://www.sec.gov/Archives/edgar/data/352079/000113379608000150/tv80387_c01.htm Allen Bender

The following message under the subject “Final Opposition Proxy” was posted on the Yahoo Message Board on May 23, 2008.

Note to all - I have filed today with the SEC a Definitive Opposition Proxy Solicitation in connection with TVI’s meeting scheduled for June 20. This is the document that will be mailed to shareholders. The document may be downloaded and viewed or printed from the SEC website at the following link: http://www.sec.gov/Archives/edgar/data/3http://www.sec.gov/Archives/edgar/data/352079/000113379608000187/tv80473.htm Good luck to us all. Allen Bender

The following message under the subject “Revised Final Proxy Solicitation” was posted on the Yahoo Message Board on June 5, 2008.

Note to TVI Shareholders - I filed on June 4, 2008 with the SEC a Revised Definitive Opposition Proxy Solicitation in connection with TVI’s meeting scheduled for June 20.

This document is an amended version of the Definitive Statement that I filed on May 23, 2008.

The document may be downloaded and viewed or printed from the SEC website at the following link: http://www.sec.gov/Archives/edgar/data/3http://www.sec.gov/Archives/edgar/data/352079/000113379608000198/tv80483.htm Mailing of the Solicitation to shareholders who have their certificate in their possession began on June 5. Mailing to shareholders who have their stock in a brokerage account will likely begin on June 6.

Please note the following voting and proxy information which is contained in the Solicitation:

— You may cancel an earlier proxy simply by executing a later proxy.

— If you wish to support me or any of my proposals you MUST vote the Blue Proxy Card.

— If you have already voted the White Proxy Card which supports the Board and you wish to change, you may do so simply by voting the Blue Proxy Card.

— If your stock is held in a brokerage account you may use the Blue Proxy Card to vote on line at www.ProxyVote.com, by using the Automated Voice Response (AVR) phone system, or by returning the completed Proxy Card.

— To use the AVR phone system, have your Blue Proxy Card ready, dial the toll free number 800-454-8683, and follow the operator instructions.

— You may vote at ProxyVote or via the AVR system until midnight June 19.

— If your stock certificate is in your possession, you may vote the Blue Proxy Card only by completing and returning it in the envelope provided.

Thanks for your support! Allen Bender

Participant information is contained in the revised Definitive Statement I filed on June 4, 2008.